EXHIBIT 10(P)


                                AIM GROUP, INC.

                            STOCK OPTION AGREEMENT

      THIS AGREEMENT is made as of November 24, 1998, by and between AIM GROUP, INC., a Delaware corporation (the "Company"), and R. Jerry Falkner (the "Optionee").

                             W I T N E S S E T H:

      WHEREAS, the Company desires to grant to the Optionee an option to purchase shares of the Company's common stock, par value $.01 per share (the "Common Stock"), in consideration for the Optionee's consulting services to the Company pursuant to an agreement, dated November 24, 1998, between the Company and the Optionee (the "Consulting Agreement").

      NOW, THEREFORE, the parties hereto, intending to be legally bound, do agree as follows:

      1. GRANT OF OPTION. Subject to the terms and conditions of this Agreement, the Company hereby grants to Optionee the right and option to purchase from the Company all or part of an aggregate of 25,000 shares of Common Stock. This option is not intended to constitute an incentive stock option within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

      2. OPTION PRICE AND TIME OF EXERCISE. The per-share purchase price at which the shares subject to option hereunder may be purchased by Optionee pursuant to his exercise of this option shall be $2.50, which price equals the closing sale price per share of the Common Stock on the Vancouver Stock Exchange on November 24, 1998, the date of grant of this option. The Optionee's right to exercise this option shall vest as to 25% of the shares of Common Stock underlying the option at the end of each of the first four three-month periods following the date hereof; provided, however, that vesting shall not occur as to any three-month period during which the Optionee is not engaged by the Company pursuant to the Consulting Agreement. The right to exercise the option shall be cumulative to the extent not theretofore exercised. The right to exercise the option shall expire, except as provided in Paragraph 5 below, at the close of business on the day preceding the fifth anniversary hereof (the "Option Period").

      3. METHOD OF EXERCISE AND PAYMENT FOR SHARES. This option shall be exercised by written notice delivered to the Company at its principal office, specifying the number of shares to be acquired upon such exercise, and accompanied by cash payment of the exercise price.

      4. NON-TRANSFERABILITY. This option is not transferable by Optionee except as otherwise provided in Paragraph 5 below, and during Optionee's lifetime is exercisable only by him.


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      5.    EXERCISE  AFTER  DEATH.  In the event  Optionee  dies  before  the expiration of this option, Optionee's estate, or the person or persons to whom his rights under this option shall pass by will or the laws of descent and distribution, may exercise this option, to the extent exercisable at the date of death, at any time within six months following Optionee's death (but in any event before the expiration of the Option Period).

      6.    ADJUSTMENTS.

            (a) ADJUSTMENTS BY STOCK SPLIT, STOCK DIVIDEND, ETC. If the Company shall at any time increase or decrease the number of its outstanding shares of Common Stock, or change in any way the rights and privileges of such shares, by means of the payment of a Common Stock dividend or the making of any other distribution upon such shares payable in Common Stock, or through a Common Stock split or subdivision of shares, or a consolidation or combination of shares, or through a reclassification or recapitalization involving the Common Stock, then the numbers, rights and privileges of the shares of Common Stock underlying the option granted hereunder shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and non-assessable at the time of such occurrence.

            (b) DIVIDEND PAYABLE IN STOCK OF ANOTHER CORPORATION, ETC. If the Company shall at any time pay or make any dividend or other distribution upon the Common Stock payable in securities or other property (except money or Common Stock), a proportionate part of such securities or other property shall be set aside and delivered to the Optionee upon exercise hereof.

            (c) APPORTIONMENT OF PRICE. Upon any occurrence described in the preceding subsections (a) and (b) of this Section 8, the total option price hereunder shall remain unchanged but shall be apportioned ratably over the increased or decreased number or changed kinds of securities or other property subject to this option.

            (d) RIGHTS TO SUBSCRIBE. If the Company shall at any time grant to the holders of its Common Stock rights to subscribe PRO RATA for additional shares thereof or for any other securities of the Company or of any other corporation, there shall be added to the number of shares underlying this option the Common Stock or other securities which the Optionee would have been entitled to subscribe for if immediately prior to such grant the Optionee had exercised his entire option, and the option price shall be increased by the amount which would have been payable by the Optionee for such Common Stock or other securities.

            (e) DETERMINATION BY THE COMPANY. Adjustments under this Section 6 shall be made by the Company, whose determinations with regard thereto shall be final and binding. No fractional shares of Common Stock shall be issued on account of any such adjustment.

      7.    MERGER, CONSOLIDATION, ETC.

            (a) EFFECT OF TRANSACTION. Upon the occurrence of any of the following events, if the notice required by Section 7(b) hereof shall have first been given, the option granted hereunder shall automatically terminate


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and be of no further  force and effect  whatsoever,  without the necessity for any additional notice or other action by the Company: (i) the merger, consolidation or liquidation of the Company or the acquisition of its assets or stock pursuant to a nontaxable reorganization, unless the surviving or acquiring corporation, as the case may be, shall assume all outstanding options of the Company or substitute new options for them pursuant to Section 425(a) of the Code; (ii) the dissolution or liquidation of the Company; (iii) the appointment of a receiver for all or substantially all of the Company's assets or business; (iv) the appointment of a trustee for the Company after a petition has been filed for the Company's reorganization under applicable statutes; or (v) the sale, lease or exchange of all or substantially all of the Company's assets and business.

            (b) NOTICE OF SUCH OCCURRENCES. At least 30 days' prior written notice of any event described in Section 7(a) hereof, except the transactions described in subsections 7(a)(iii) and (iv) as to which no notice shall be required, shall be given by the Company to the Optionee. If the Optionee is so notified, he may exercise all or a portion of the entire unexercised portion of this option at any time before the occurrence of the event requiring the giving of notice. Such notice shall be deemed to have been given when delivered personally to the Optionee or when mailed to the Optionee by registered or certified mail, postage prepaid, at the Optionee's last address known to the Company.

      8. BINDING EFFECT, ENTIRE AGREEMENT. Subject to the limitations stated above, this Agreement shall be binding upon and inure to the benefit of the personal representatives of Optionee and the successors of the Company. This Agreement constitutes the entire agreement between the parties and cannot be altered, modified, or changed in any way unless made in writing and signed by the party against whom such alteration, modification, or change is asserted.


      IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its President and the Optionee has signed this Agreement.


                                                     AIM GROUP, INC.


                                                     By: /s/PAUL R. ARENA
                                                         ----------------
                                                         Paul R. Arena
                                                         President


                                                     R. JERRY FALKNER


                                                     /s/R. JERRY FALKNER
                                                     -------------------
                                                     R. Jerry Falkner


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